FOURTH AMENDMENT TO THE DISTRIBUTION AGREEMENT BETWEEN

OLD MUTUAL ADVISOR FUNDS II

AND OLD MUTUAL INVESTMENT PARTNERS DATED JULY 8, 2004

AS AMENDED NOVEMBER 19, 2007

THIS AMENDMENT dated November 19, 2007 to the Distribution Agreement dated July 8, 2004, as amended (the “Distribution Agreement”), by and between Old Mutual Advisor Funds II (“OMAF II”) and Old Mutual Investment Partners (“OMIP”), shall be as follows:

WHEREAS, effective November 19, 2007, the registration of four new series of OMAF II became effective; and

WHEREAS, the new series are known as the Old Mutual Advantage Growth Fund, Old Mutual Barrow Hanley Core Bond Fund, and Old Mutual Dwight High Yield Fund, and Old Mutual Discover Value Fund, as indicated on Exhibit A, attached hereto; and

WHEREAS, the parties wish to amend Exhibit A to the Distribution Agreement to allow for the provision of services by OMIP to the Old Mutual Advantage Growth Fund, Old Mutual Barrow Hanley Core Bond Fund, Old Mutual Dwight High Yield Fund, and Old Mutual Discover Value Fund.

NOW, THEREFORE, the parties agree as follows:

1.         Exhibit A to the Distribution Agreement shall be replaced with the Exhibit A attached hereto.

IN WITNESS WHEREOF, the parties have caused this amendment to be executed by their respective duly authorized officers, to be effective as of the day and year first written above.

OLD MUTUAL ADVISOR FUNDS II

By:	/s/ Robert T. Kelly
Name:	Robert T. Kelly
Title:	Treasurer

OLD MUTUAL INVESTMENT PARTNERS

By:	/s/ Mark E. Black
Name:	Mark E. Black
Title:	Chief Financial Officer

EXHIBIT A TO DISTRIBUTION AGREEMENT

DATED JULY 8, 2004, AS AMENDED, BETWEEN

OLD MUTUAL ADVISOR FUNDS II AND

OLD MUTUAL INVESTMENT PARTNERS

AS AMENDED NOVEMBER 19, 2007

Old Mutual Advantage Growth Fund
Old Mutual Analytic U.S. Long/Short Fund
Old Mutual Barrow Hanley Core Bond Fund
Old Mutual Barrow Hanley Value Fund
Old Mutual Cash Reserves Fund
Old Mutual Columbus Circle Technology and Communications Fund
Old Mutual Developing Growth Fund
Old Mutual Discover Value Fund
Old Mutual Dwight High Yield Fund
Old Mutual Dwight Intermediate Fixed Income Fund
Old Mutual Dwight Short Term Fixed Income Fund
Old Mutual Focused Fund
Old Mutual Growth Fund
Old Mutual Heitman REIT Fund
Old Mutual Large Cap Fund
Old Mutual Large Cap Growth Fund
Old Mutual Large Cap Growth Concentrated Fund
Old Mutual Mid-Cap Fund
Old Mutual Select Growth Fund
Old Mutual Small Cap Fund
Old Mutual Strategic Small Company Fund
Old Mutual TS&W Mid-Cap Value Fund
Old Mutual TS&W Small Cap Value Fund